Exhibit 5.1

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER	WRITER’S EMAIL
(202) 274-2000

February 2, 2009

First Sentry Bancshares, Inc.
823 Eighth Street
Huntington, West Virginia 25701

Ladies and Gentlemen:

We have acted as special counsel to First Sentry Bancshares, Inc., a West Virginia corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 455,000 shares of common stock, par value $1.00 per share (the “Shares”), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”).  In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of West Virginia. With regards to the corporate law of the State of West Virginia, we rely on the opinion of Lamp, O’Dell, Bartram, Levy & Trautwein P.L.L.C.

We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below.  As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Agreement and Plan of Merger by and between First Sentry Bancshares, Inc. and Guaranty Financial Services, Inc., will be validly issued and outstanding, fully paid and non-assessable.

First Sentry Bancshares, Inc.
February 2, 2009

In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Proxy Statement/Prospectus which is part of such Registration Statement.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.

LUSE GORMAN POMERENK & SCHICK
A Professional Corporation